Exhibit 1

AGREEMENT

This Joint Filing Agreement, dated as of December 16, 2021, is by and among CRYM Co-Invest LP, CRYM Co-Invest (GP), LLC, Hungry Asset Monster, Inc., HAM Senior, Inc. and Alexander Massa (the foregoing are collectively referred to herein as the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to Common Stock $0.0001 per share of Cryomass Technologies Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

CRYM CO-INVEST LP

By:	CRYM Co-Invest (GP), LLC, its Manager
By:	Hungry Asset Monster, Inc., its sole Member

By:	/s/ Alexander Massa
	Name:	Alexander Massa
	Title:	Authorized Signatory

CRYM CO-INVEST (GP), LLC

By:	Hungry Asset Monster, Inc., its sole Member

By:	/s/ Alexander Massa
	Name:	Alexander Massa
	Title:	Authorized Signatory

HUNGRY ASSET MONSTER, INC.

By:	/s/ Alexander Massa
	Name:	Alexander Massa
	Title:	Authorized Signatory

HAM SENIOR, INC.

By:	/s/ Alexander Massa
	Name:	Alexander Massa
	Title:	Authorized Signatory

/s/ Alexander Massa
Alexander Massa